Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2011, except for the effects of the conversion to a corporation as described in note 27(B), as to which the date is March 10, 2011, relating to the consolidated financial statements of MagnaChip Semiconductor Corporation, successor to MagnaChip Semiconductor LLC, and subsidiaries, and of our report dated March 13, 2010, except for Note 28, condensed consolidating financial information, as to which the date is August 4, 2010, relating to the consolidated financial statements of MagnaChip Semiconductor LLC and subsidiaries, which appear in of MagnaChip Semiconductor Corporation’s prospectus, dated March 10, 2011, filed pursuant to Rule 424(b) under the Securities Act on March 11, 2011, relating to its Registration Statement on Form S-1 (No. 333-165467).

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

March 16, 2011